Exhibit 10.1

SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This Second Amendment to Revolving Credit and Security Agreement, is dated the 24th day of October, 2012, by and among Horsehead Corporation, a Delaware corporation (the "Borrower),  Horsehead Holding Corp., a Delaware corporation ("Holding"), Chestnut Ridge Railroad Corp., a Delaware corporation ("Chestnut Ridge"), Horsehead Metal Products, Inc., a North Carolina corporation ("Horsehead Metal") (Horsehead Metal, together with Holding and Chestnut Ridge, each a "Guarantor and collectively, the "Guarantors"), the financial institutions party hereto (collectively, the "Lenders" and individually a "Lender") and PNC Bank, National Association ("PNC"), as agent for the Lenders (PNC, in such capacity, the "Agent") (the "Second Amendment").

W I T N E S S E T H:

WHEREAS, the Borrower, Holding, the Lenders party thereto and the Agent entered into that certain Revolving Credit and Security Agreement, dated September 28, 2011, as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated July 26, 2012, by and among the Borrower, Holding, Chestnut Ridge, the Lenders party thereto and the Agent (as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"), pursuant to which, among other things, the Lenders agreed to extend credit to the Borrower; and

WHEREAS, the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement and the Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2.             Section 1.2 of the Credit Agreement is hereby amended by inserting the following definitions in their entirety in their proper alphabetical order:

"Horsehead Metal" shall mean Horsehead Metal Products, Inc., a North Carolina corporation.

"Second Amendment Closing Date" shall mean October 24, 2012.

3.             Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:

"Guarantor" or "Guarantors" shall mean, singularly or collectively, as the context may require, Holding, Chestnut Ridge, Horsehead Metal, each Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 15.18 and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and shall extend to all permitted successors and assigns of such Persons.

"Guaranty" shall mean (i) the Guaranty and Suretyship Agreement made by Holding in favor of Agent for its benefit and for the ratable benefit of Lenders, (ii) the Guaranty and Suretyship Agreement made by Chestnut Ridge in favor of Agent for its benefit and for the ratable benefit of Lenders, (iii) the Guaranty and Suretyship Agreement made by Horsehead Metal in favor of Agent for its benefit and for the ratable benefit of Lenders, and (iv) any other guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent, in each case together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof, and "Guarantees" means collectively, all such Guarantees.

"Pledge Agreement" shall mean (i) the Pledge Agreement dated of even date herewith made by Holding to Agent for the benefit of Lenders, with respect to all of the issued and outstanding capital stock of the Borrower, (ii) the Pledge Agreement, dated the First Amendment Closing Date, made by the Borrower to Agent for the benefit of Lenders, with respect to all of the issued and outstanding capital stock of Chestnut Ridge, (iii) the Pledge Agreement, dated the Second Amendment Closing Date, made by the Borrower to Agent for the benefit of Lenders, with respect to all of the issued and outstanding capital stock of Horsehead Metal, and (iv) any other Pledge Agreement executed and delivered by any Loan Party to Agent for the benefit of Lenders with respect to the Subsidiary Stock, in each case together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof, and "Pledge Agreements" means collectively, all such Pledge Agreements.

4.             Schedules 4.5 and 4.19 to the Credit Agreement are hereby deleted in their entirety and in their stead, respectively, are inserted Schedules 4.5 and 4.19 attached hereto.

5.            The provisions of Section 2 through and including Section 4 of this Second Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:

(a)	this Second Amendment, duly executed by the Borrower, the Guarantors, the Lenders and the Agent;

(b)	the documents and conditions listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof; and

(c)	such other documents as may be reasonably requested by the Agent.

6.            The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, as set forth in this Second Amendment or to the extent and for so long as any applicable, representation, warranty, agreement or covenant is directly or indirectly modified by the Agent's (for itself and on behalf of the Lenders) entering into the Intercreditor Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

7.            The Loan Parties acknowledge and agree that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, but not limited to, the Credit Agreement, the IP Security Agreement, the Mortgage, the Lease Assignment and the Life Insurance Assignments continue to secure prompt payment when due of the Obligations.

8.            The Loan Parties hereby represent and warrant to the Lenders and the Agent that (i) the Loan Parties have the legal power and authority to execute and deliver this Second Amendment; (ii) the officers of the Loan Parties executing this Second Amendment have been duly authorized to execute and deliver the same and bind the Loan Parties with respect to the provisions hereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties and (iv) this Second Amendment, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

9.            The Loan Parties represent and warrant that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment or the performance or observance of any provision hereof; and (ii) they presently have no claims or actions of any kind at law or in equity against the Lenders or the Agent arising out of or in any way relating to the Credit Agreement or the Other Documents.

10.           Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

11.          The agreements contained in this Second Amendment are limited to the specific agreements contained herein.  Except as amended hereby, including, without limitation, the amendments and modifications effected pursuant to Section 8 of this Second Amendment, all of the terms and conditions of the Credit Agreement and the Other Documents shall remain in full force and effect.  This Second Amendment amends the Credit Agreement and is not a novation thereof.

12.          This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

13.          This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law thereof.  The Loan Parties hereby consent to the jurisdiction and venue of any federal or state court located in the Commonwealth of Pennsylvania with respect to any suit arising out of or mentioning this Second Amendment.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Second Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWER:
Horsehead Corporation By: /s/ Robert D. Scherich (SEAL) Name: Robert D. Scherich Title: VP & CFO
GUARANTORS:
Horsehead Holding Corp. By: /s/ Robert D. Scherich (SEAL) Name: Robert D. Scherich Title: VP & CFO
Chestnut Ridge Railroad Corp. By: /s/ Robert D. Scherich (SEAL) Name: Robert D. Scherich Title: VP & CFO
Horsehead Metal Products, Inc. By: /s/ Robert D. Scherich (SEAL) Name: Robert D. Scherich Title: VP & CFO

AGENT AND LENDER:
PNC Bank, National Association By: /s/ Douglas Hoffman Name: Douglas Hoffman Title: Vice President

EXHIBIT A

PRELIMINARY CLOSING AGENDA

[See Attached]

SCHEDULE 4.5

Equipment and Inventory Locations

[See Attached]

SCHEDULE 4.19

Owned and Leased Real Property

[See Attached]